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                                                                   EXHIBIT 10.33

                     INFORMATION SYSTEMS SERVICES AGREEMENT

THIS AGREEMENT made as of the 19th day of January, 1999.

BETWEEN;

     NUMAC ENERGY INC, an Alberta corporation with its head office at 321 6th
     Avenue S.W. Calgary, Alberta T2P 3H3.                             ("NUMAC")

                                      and

     FUTURELINK/SYSGOLD LTD., an Alberta corporation with its head office at
     450,250 - 6th Avenue SW, Calgary, Alberta, T2P 3H7   ("FUTURELINK/SYSGOLD")

WHEREAS:

(a) NUMAC desires to outsource some of its computer and information systems functions, to ensure continuity and reliability in its computer and information systems operations for an extended period.

(b) FUTURELINK/SYSGOLD has agreed to provide such services upon the terms and conditions set forth below.

IT IS AGREED THAT:

1. FUTURELINK/SYSGOLD shall provide computer and information systems operating and consulting services to NUMAC described and for the consideration set forth in the attached Schedule A.

2. This Agreement is effective from January 1, 1999 until December 31, 1999, and automatically renews thereafter for successive 12 month terms unless either party gives written notice of termination to the other party 60 days prior to the end of the current term.

3. Either party may terminate this contract with 15 days notice, if the other party is failing to meet its obligations under the contract.

4. FUTURELINK/SYSGOLD may change specific consultants assigned to support NUMAC with 15 days notice. NUMAC also reserves the right to request that FUTURELINK/SYSGOLD change personnel assigned to the account with 15 days notice.

5. FUTURELINK/SYSGOLD shall invoice NUMAC at the end of each month for services rendered during that month. Such invoices shall be accompanied by statements which identify the relevant accounts, services, credits and charges, summarized by appropriate classifications, except that unusual charges and credits shall be separately identified and described in detail. NUMAC shall pay all invoices rendered within 30 days of receipt thereof. If any invoice or amount is not paid when due, the unpaid amount shall bear interest at a nominal rate of 18% per annum (1.5% per month). Payment of any invoice shall not prejudice NUMAC's right to protest or question the correctness thereof; provided however, all invoices and statements rendered to NUMAC shall be conclusively be deemed to be true and correct 90 days following rendering thereof, unless NUMAC takes written exception thereto within the said 90 days and makes claim to FUTURELINK/SYSGOLD for adjustment.

6. Any controversy, uncertainty or difference arising out of this Agreement or in respect of the terms thereof that cannot be resolved by discussion between the parties hereto shall be submitted to arbitration, under the Arbitration Act of Alberta.

7.  This Agreement is governed by the laws in force in Alberta.

8.  Time is of the essence in this Agreement.

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9.   The terms of this Agreement express and constitute the entire agreement between the parties in respect of the matters set forth herein. No implied covenant or liability is created or shall arise by reason of this Agreement or anything herein contained. No amendment or variation of the provisions of this Agreement shall be binding upon any party unless it is evidenced in writing and executed by all parties hereto.

10. This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors, receivers, receiver-managers, trustees and permitted assigns. Neither party may assign its interest in this Agreement or any monies due or claim arising hereunder, or subcontract all or any portion of the services to be provided hereunder, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Such consent to any assignment or subcontracting shall not relieve a party from its primary obligations pursuant to this Agreement.

11. NUMAC agrees that former FUTURELINK/SYSGOLD employees shall not be allowed to work indirectly or directly for NUMAC until a period of six months after termination of this contract. Without limiting the generality of the foregoing, it shall include, but not be limited to, employment by NUMAC, employment by another party who contracts with NUMAC, contracting, sub-contracting, agency, partnership, or any other association. Should NUMAC breach this covenant (which covenant shall survive the termination of the Contract), NUMAC shall pay to FUTURELINK/SYSGOLD as liquidated damages and not a penalty, an amount equal to 50% of any fees or gross income earned during that period, which amount shall be due and payable on demand. Additionally, it is agreed that FUTURELINK/SYSGOLD may enforce this covenant by an injunction or otherwise.

12. FUTURELINK/SYSGOLD agrees to keep confidential the affairs of NUMAC, its affiliates and subsidiaries and not to divulge or make use of any confidential or other information in connection with the same, whether or not such information is in the public domain, including the names of and dealings with any clients of NUMAC or its affiliates or subsidiaries. If requested by NUMAC, all FUTURELINK/SYSGOLD employees who work for NUMAC shall sign confidentiality agreements.

IN WITNESS WHEREOF, the parties have executed and delivered these presents as of the day and year first above written.

NUMAC ENERGY INC.                       FUTURELINK/SYSGOLD LTD.

Per: /s/ Rich Pereiba                   Per: /s/ W.V. Arnett
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Name: Rich Pereiba                      Name: W.V. Arnett
     ------------------                      ------------------

Title: IT, Team Leader                  Title: Vice President
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SCHEDULE A                                              SERVICES & REMUNERATION
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1.  CONSULTANTS. FUTURELINK/SYSGOLD will provide consulting services to NUMAC at a rate of $60/$80/$100/$120/$150 per hour for Junior, Intermediate, Senior, Expert, and Principal resources. The 1998 rate schedule is attached.

2. The scope of the work covered by the consultants will be network, Unix and Oracle support. Small projects may also be covered during support coverage. Larger projects will be defined, estimated, and billed separately.

3. HARDWARE. FUTURELINK/SYSGOLD will purchase all required Network and PC hardware, and desktop software for NUMAC. Prices will be based on a cost plus 10% arrangement, or the arrangement agreed to in response to Numac's RFP of November 1996.

4. COMPUTERS. NUMAC will provide access for FUTURELINK/SYSGOLD staff to PC's of a type appropriate for the kind and nature of work FUTURELINK/SYSGOLD performs for NUMAC.

5. TRAVEL EXPENSES. NUMAC will reimburse all travel and accommodation costs associated with support provided by FUTURELINK/SYSGOLD to NUMAC's field operations.